Exhibit 99.1

DCP MIDSTREAM PARTNERS TO PRESENT AT BARCLAYS INVESTMENT GRADE ENERGY AND PIPELINE CONFERENCE

DENVER, Mar. 3, 2014 — DCP Midstream Partners, LP (NYSE: DPM), or the Partnership, today announced that Sean O'Brien, group vice president and chief financial officer of DCP Midstream Partners, will present at the Barclays Investment Grade Energy and Pipeline Conference, at approximately 10:15 a.m. EST on March 5, 2014 in New York City.
The materials utilized at the conference will be accessible on the Partnership's website at www.dcppartners.com, starting Wednesday, March 5, 2014.

INVESTOR RELATIONS CONTACT:	Andrea Attel
Office:	303/605-1741
Cell:	720/235-6433

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Phillips 66 and Spectra Energy. For more information, visit the DCP Midstream Partners, LP website at www.dcppartners.com.